News Release

Mattson Technology Contact	Investor & Media Contact
William Turner	Laura Guerrant
Mattson Technology, Inc.	Guerrant Associates
tel 510-492-6241	tel 808-882-1467
fax 510-492-5963	fax 808-882-1417
Bill.Turner@mattson.com	lguerrant@guerrantir.com

MATTSON TECHNOLOGY, INC. ANNOUNCES
FIRST QUARTER 2008 RESULTS

FREMONT, Calif. - April 23, 2008 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for the first quarter ended March 30, 2008.

First Quarter 2008 Business Highlights:

  Mattson shipped its 100th Suprema™ photoresist strip system, within just two years of the official introduction of the product. The system was shipped to a customer in China for one of the newest 300mm semiconductor foundries in the world.

  The Company received multiple orders for Suprema from a new customer, expanding Mattson's presence into the Singapore market for advanced technology.

  Mattson received an order for multiple Nexion™ Etch systems. The initial order marks the Company's expansion into the Etch market, doubles Mattson's served-available-market and broadens the Company's future growth opportunities.

First Quarter 2008 Financial Results

Net sales for the current quarter were $48.7 million, down 7.0 percent from $52.3 million for the previous quarter, and down 30.4 percent from $69.9 million in the first quarter of 2007. Net sales for the fourth quarter of 2007 included royalties of $2.9 million related to the settlement of the patent infringement suit with Dainippon Screen Manufacturing Co., Ltd. ("DNS"). Net loss for the current quarter was $4.2 million, or $(0.09) per diluted share, compared with net income of $4.8 million, or $0.09 per share, for the previous quarter, and $7.7 million, or $0.14 per share, for the first quarter of 2007.

Gross margin for the current quarter was 42.8 percent, down 4.3 percentage points from 47.1 percent for the previous quarter, and down 1.8 percentage points from 44.6 percent for the first quarter of 2007. Operating expenses for the current quarter were $24.7 million, compared to $23.5 million for the previous quarter and $25.2 million reported for the first quarter of 2007. Interest and other income (expense) for the current quarter reflected a loss of $(0.2) million. This compares with interest and other income for the previous quarter of $1.9 million and $2.6 million in the first quarter of 2007. The decline in other income was primarily attributable to a $1.3 million reduction due to the weakening dollar and $0.5 million reduction due to lower yields on the Company's investments.

Cash, cash equivalents and short-term investments at the end of the first quarter were $145.8 million, down $6.8 million from $152.6 million at the end of 2007. During the current quarter, the Company repurchased $2.6 million of shares of common stock under its previously announced share repurchase program.

- More -

MATTSON ANNOUNCES FIRST QUARTER 2008 RESULTS

David L. Dutton, chief executive officer of Mattson Technology, commented, "While financial results for the first quarter reflect the industry's continued weakness and further declines in memory capex spending, we are on track with the Company's strategic new product investments and end market diversification."

Dutton continued, "We are expanding into new markets with our existing products and are gaining traction with our new products. The Suprema product adoption by our customers is the fastest product ramp in the Company's history, and is further validation of our market leadership with photoresist strip products. In addition, during the quarter we expanded our presence into the etch market, securing an initial order for multiple Nexion systems." Dutton concluded, "Although current industry conditions are challenging, our long-term initiatives are laying the proper framework for growth, and we are executing on our business plan. Our new product traction, coupled with a strong balance sheet, optimally positions us to outperform the industry as the next cycle unfolds."

Attached to this news release are preliminary unaudited condensed consolidated statements of operations and balance sheets.

Guidance ~ 2008 Second Quarter

The Company's guidance for the second quarter of 2008 is predicated on a protracted weakness in the DRAM market. For the second quarter, Mattson expects the following:

  Revenues in a range of $40 million to $45 million

  Gross margins between 39 percent and 41 percent

  Earnings in a range of loss per share of ($0.17) to loss per share of ($0.10)

  Fully diluted share count of 49.5 million.

Web Cast

On Wednesday, April 23, 2008, at 2:30 PM Pacific Time (5:30 PM Eastern Time), Mattson will hold a conference call to review the following topics: first quarter 2008 financial results, current business conditions and the near-term business outlook.

To access the live conference call, dial (617) 614-3670. The Passcode for the conference call is 18710818.

The conference call will be simultaneously web cast at www.mattson.com under the "Investors" section. Mattson will also web cast a slide presentation in conjunction with the conference call, which can also be accessed at www.mattson.com under the "Investors" section.

In addition to the live web cast, a replay will be available to the public on the Mattson website for one week following the live broadcast.

MATTSON ANNOUNCES FIRST QUARTER 2008 RESULTS

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements regarding the Company's future prospects, including, but not limited to: anticipated bookings, revenue, margins, earnings per share, market share, tax rate and fully diluted shares outstanding for future periods. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results for the current quarter are preliminary and subject to adjustment. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. is a leading supplier of dry strip equipment and the second largest supplier of rapid thermal processing equipment in the global semiconductor industry. The Company's strip and RTP equipment utilize innovative technology to deliver advanced processing performance and productivity gains to semiconductor manufacturers worldwide for the fabrication of current- and next-generation devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, Calif. 94538. Telephone: (800) MATTSON/(510) 657-5900. Fax: (510) 492-5911. Internet: www.mattson.com.

(consolidated financial tables follow)

MATTSON ANNOUNCES FIRST QUARTER 2008 RESULTS

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 30,	December 31,	April 1,
	2008	2007	2007

Net sales	$ 48,655	$ 52,321	$ 69,941
Cost of sales	27,821	27,653	38,713
Gross margin	20,834	24,668	31,228
Operating expenses:
Research, development and engineering	7,846	8,013	9,111
Selling, general and administrative	16,775	15,350	15,979
Amortization of intangibles	128	128	127
Total operating expenses	24,749	23,491	25,217
Income (loss) from operations	(3,915)	1,177	6,011
Interest and other income (expense), net	(167)	1,919	2,602
Income (loss) before income taxes	(4,082)	3,096	8,613
Provision for (benefit from) income taxes	134	(1,687)	962
Net income (loss)	$ (4,216)	$ 4,783	$ 7,651
Net income (loss) per share:
Basic	$ (0.09)	$ 0.09	$ 0.15
Diluted	$ (0.09)	$ 0.09	$ 0.14
Shares used in computing net income (loss) per share:
Basic	49,362	50,598	52,562
Diluted	49,362	51,335	53,540

MATTSON ANNOUNCES FIRST QUARTER 2008 RESULTS

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 30,	December 31,
	2008	2007
	(unaudited)	(1)

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$ 145,835	$ 152,567
Accounts receivable, net	35,811	36,011
Advance billings	7,241	2,576
Inventories	52,181	51,073
Inventories - delivered systems	3,762	-
Prepaid expenses and other assets	9,624	10,996
Total current assets	254,454	253,223
Property and equipment, net	32,105	28,600
Goodwill	17,952	18,076
Intangibles, net	6,952	7,080
Other assets	10,629	10,791
Total assets	$ 322,092	$ 317,770

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 18,729	$ 18,097
Accrued liabilities	26,349	26,900
Deferred revenue	11,435	7,207
Total current liabilities	56,513	52,204

Income taxes payable, non-current	14,981	14,147
Other liabilities	5,791	6,136
Total liabilities	77,285	72,487

Stockholders' equity:
Common stock	53	54
Additional paid-in capital	624,787	623,527
Accumulated other comprehensive income	24,126	19,032
Treasury stock	(37,987)	(35,374)
Accumulated deficit	(366,172)	(361,956)
Total stockholders' equity	244,807	245,283
Total liabilities and stockholders' equity	$ 322,092	$ 317,770

(1) Derived from audited financial statements